EXHIBIT 99.1

RLI REPORTS FOURTH QUARTER AND YEAR-END 2020 RESULTS

PEORIA, ILLINOIS, January 27, 2021 -- RLI Corp. (NYSE: RLI) – RLI Corp. reported fourth quarter 2020 net earnings of $83.8 million ($1.84 per share), compared to $53.4 million ($1.18 per share) for the fourth quarter of 2019. Operating earnings(1) for the fourth quarter of 2020 were $34.0 million ($0.75 per share), compared to $28.6 million ($0.63 per share) for the same period in 2019.

	Fourth Quarter		Year to Date
Earnings Per Diluted Share	2020	2019	2020	2019
Net earnings	$1.84	$1.18	$3.46	$4.23
Operating earnings (1)	$0.75	$0.63	$2.59	$2.57

(1)	See discussion below: Non-GAAP and Performance Measures.

Highlights for the quarter included:

•	Underwriting income(1) of $27.0 million on a combined ratio(1) of 88.0.
•	10% increase in gross premiums written.
•	Net favorable development in prior years’ loss reserves, resulting in a $24.7 million net increase in underwriting income.
•	Special dividend of $1.00 per share, representing $45.1 million returned to shareholders.

Highlights for the year included:

•	Underwriting income(1) of $69.6 million on a combined ratio(1) of 92.0.
•	7% increase in gross premiums written.
•	Net favorable development in prior years’ loss reserves, resulting in a $84.0 million net increase in underwriting income.
•	25th consecutive year of underwriting profit(1).
•	Book value per share of $25.16, an increase of 22% (inclusive of dividends) from year-end 2019.

“Despite the many uncertainties RLI faced in 2020, we achieved strong results, provided superior service to our customers and delivered value to our shareholders,” said RLI Corp. Chairman and CEO Jonathan E. Michael. “We posted a 92 combined ratio for the year, inclusive of 5 points of hurricane activity, which marked our 25th consecutive year of underwriting profit. During the fourth quarter, we achieved profitability in all product segments including property, which experienced headwinds from an active catastrophe season. Our strong underwriting performance, combined with investment income, resulted in $2.59 per share of operating income.”

“We believe the successful execution of our strategy is validated by growth in book value, which was up 22% in 2020. This achievement allowed us to share the rewards of our success with shareholders through a $1 per share special dividend. We will continue to position RLI for long-term growth through sustained financial strength, underwriting discipline and customer focus. I want to thank our talented associates for their outstanding efforts over the past year. Their willingness to adapt and readily take on the challenges of 2020 speaks to the resilience and strength of our team and culture.”

Underwriting Income

RLI achieved $27.0 million of underwriting income in the fourth quarter of 2020 on a 88.0 combined ratio, compared to $16.5 million on a 92.4 combined ratio in 2019.

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For the year, RLI achieved $69.6 million of underwriting income on a 92.0 combined ratio, compared to $67.6 million on a 91.9 combined ratio in 2019. Results for both years include net favorable development in prior years’ loss reserves, which totaled $84.0 million and $62.8 million for 2020 and 2019, respectively. The favorable development in 2020 was partially offset by a $45.1 million net reduction to underwriting income from hurricane losses.

The following table highlights underwriting income and combined ratios by segment for the year.

Underwriting Income (Loss)(1)			Combined Ratio(1)
(in millions)	2020	2019		2020	2019
Casualty	$44.4	$20.6	Casualty	92.2	96.3
Property	(3.2)	18.2	Property	101.7	88.9
Surety	28.4	28.8	Surety	74.8	75.3
Total	$69.6	$67.6	Total	92.0	91.9

(1)	See discussion below: Non-GAAP and Performance Measures.

Other Income

Net investment income for the quarter decreased 6.3% to $16.7 million, compared to the same period in 2019. For the year ended December 31, 2020, net investment income was $67.9 million, compared to $68.9 million for the same period in 2019. The investment portfolio’s total return was 3.2% for the quarter and 7.5% for the year.

RLI’s comprehensive earnings were $89.9 million for the quarter ($1.97 per share), compared to $47.9 million ($1.06 per share) for the same quarter in 2019. Full-year comprehensive earnings were $213.3 million ($4.70 per share), compared to $258.7 million ($5.72 per share) in 2019. In addition to net earnings, comprehensive earnings (loss) included after-tax unrealized gains/(losses) from the fixed income portfolio.

Equity in earnings of Maui Jim, Inc., a producer of premium sunglasses, was $(1.1) million for the quarter, influenced by seasonal sales results. Equity in earnings of Prime Holdings Insurance Services, Inc., a specialty insurance company, was $3.1 million. Comparatively, for the fourth quarter of 2019, equity in earnings of unconsolidated investees from Maui Jim and Prime was $0.7 million and $2.5 million, respectively. For the year ended December 31, 2020, equity in earnings of unconsolidated investees was $10.4 million from Maui Jim and $10.8 million from Prime, compared to $13.6 million and $7.4 million, respectively, for the prior year. During the quarter, RLI received a $4.7 million dividend from Prime, which resulted in a tax benefit on dividends received from affiliates of $0.5 million ($0.01 per share).

Special and Regular Dividends

On December 18, 2020, the company paid a special cash dividend of $1.00 per share and a regular quarterly dividend of $0.24 per share for a combined total of $56.0 million. RLI has paid dividends for 178 consecutive quarters and increased regular dividends in each of the last 45 years. Over the last 10 years, the company has returned nearly $1.14 billion to shareholders and the regular quarterly dividend has grown an average of 5.2% per year.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

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Operating earnings and earnings per share (EPS) from operations consist of our GAAP net earnings adjusted by the net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. A reconciliation of the operating earnings and EPS from operations to the comparable GAAP financial measures is included in the 2020 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

During the fourth quarter, the company’s A+ (Superior) financial strength rating was affirmed by AM Best Company for the company’s insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company.

At 10 a.m. central standard time (CST) tomorrow, January 28, 2021, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at https://edge.media-server.com/mmc/p/2scgys4w.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2019.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 45 consecutive years and delivered underwriting profits for 25 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Vice President, Chief Investment Officer & Treasurer

309-693-5846

Aaron.Diefenthaler@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Operating Earnings Per Share
	2020	2019	2020	2019
	4th Qtr	4th Qtr	12 Mos.	12 Mos.
Operating Earnings Per Share(1)	$0.75	$0.63	$2.59	$2.57

Specific items included in operating earnings per share:(2) (3)
Net favorable development in casualty prior years' reserves	$0.40	$0.30	$1.15	$0.98
Net favorable (unfavorable) development in property prior years' reserves	$-	$(0.03)	$0.05	$(0.01)
Net favorable development in surety prior years' reserves	$0.02	$-	$0.19	$0.11
Net incurred losses related to:
▪ 2020 Hurricanes	$(0.21)	$-	$(0.78)	$-
▪ 2020 storms and civil unrest	$-	$-	$(0.10)	$-
▪ COVID-19	$(0.05)	$-	$(0.27)	$-
▪ 2019 and prior catastrophe events	$-	$(0.01)	$0.05	$(0.12)
Gain from tax benefit applicable to equity method dividends(4)	$0.01	$0.04	$0.01	$0.04

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Includes incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.
(3)	Reserve development reflects changes from previously estimated losses.
(4)

As required under the accounting standard for income taxes, the gain reflects the tax benefit of applying the lower tax rate applicable to dividends received from an affiliate (10.8% in 2020 and 7.4% in 2019) as compared to the corporate capital gains tax rate (21%) on which tax estimates were based.

RLI CORP

2020 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
SUMMARIZED INCOME STATEMENT DATA:	2020	2019	% Change	2020	2019	% Change
Net premiums earned	$224,801	$215,626	4.3%	$865,747	$839,111	3.2%
Net investment income	16,655	17,775	(6.3)%	67,893	68,870	(1.4)%
Net realized gains	3,330	477	NM	17,885	17,520	2.1%
Net unrealized gains on equity securities	59,665	30,876	93.2%	32,101	78,090	(58.9)%
Consolidated revenue	$304,451	$264,754	15.0%	$983,626	$1,003,591	(2.0)%
Loss and settlement expenses	103,065	106,210	(3.0)%	442,884	413,416	7.1%
Policy acquisition costs	73,002	74,111	(1.5)%	286,438	288,697	(0.8)%
Insurance operating expenses	21,691	18,833	15.2%	66,828	69,430	(3.7)%
Interest expense on debt	1,902	2,005	(5.1)%	7,603	7,588	0.2%
General corporate expenses	3,848	3,544	8.6%	10,265	12,686	(19.1)%
Total expenses	$203,508	$204,703	(0.6)%	$814,018	$791,817	2.8%
Equity in earnings of unconsolidated investees	1,874	3,167	(40.8)%	20,233	20,960	(3.5)%
Earnings before income taxes	$102,817	$63,218	62.6%	$189,841	$232,734	(18.4)%
Income tax expense	19,012	9,840	93.2%	32,750	41,092	(20.3)%
Net earnings	$83,805	$53,378	57.0%	$157,091	$191,642	(18.0)%

Other comprehensive earnings (loss), net of tax	6,129	(5,461)	NM	56,219	67,045	(16.1)%
Comprehensive earnings	$89,934	$47,917	87.7%	$213,310	$258,687	(17.5)%

Operating earnings(1):
Net earnings	$83,805	$53,378	57.0%	$157,091	$191,642	(18.0)%
Less:
Realized gains	(3,330)	(477)	NM	(17,885)	(17,520)	2.1%
Income tax on realized gains	699	100	NM	3,756	3,679	2.1%
Unrealized gains on equity securities	(59,665)	(30,876)	93.2%	(32,101)	(78,090)	(58.9)%
Income tax on unrealized gains on equity securities	12,531	6,484	93.3%	6,741	16,399	(58.9)%
Operating earnings	$34,040	$28,609	19.0%	$117,602	$116,110	1.3%

Return on Equity:
Net earnings				15.1%	20.6%
Comprehensive earnings				20.5%	27.8%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	45,565	45,409		45,376	45,257

Net earnings per share	$1.84	$1.18	55.9%	$3.46	$4.23	(18.2)%
Less:
Realized gains	(0.07)	(0.01)	NM	(0.39)	(0.38)	2.6%
Income tax on realized gains	0.02	-	NM	0.08	0.08	0.0%
Unrealized gains on equity securities	(1.32)	(0.68)	94.1%	(0.71)	(1.72)	(58.7)%
Income tax on unrealized gains on equity securities	0.28	0.14	100.0%	0.15	0.36	(58.3)%
EPS from operations(1)	$0.75	$0.63	19.0%	$2.59	$2.57	0.8%

Comprehensive earnings per share	$1.97	$1.06	85.8%	$4.70	$5.72	(17.8)%

Cash dividends per share - ordinary	$0.24	$0.23	4.3%	$0.95	$0.91	4.4%
Cash dividends per share - special	$1.00	$1.00	0.0%	$1.00	$1.00	0.0%

Net Cash Flow provided by Operations	$100,015	$90,155	10.9%	$263,259	$276,917	(4.9)%

(1)	See discussion above: Non-GAAP and Performance Measures.

NM = Not Meaningful

RLI CORP

2020 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	December 31,	December 31,
	2020	2019	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$2,196,626	$1,983,086	10.8%
(amortized cost - $2,061,467 at 12/31/20)
(amortized cost - $1,915,278 at 12/31/19)
Equity securities, at fair value	524,006	460,630	13.8%
(cost - $293,190 at 12/31/20)
(cost - $262,131 at 12/31/19)
Other invested assets	54,232	70,441	(23.0)%
Cash and cash equivalents	62,217	46,203	34.7%
Total investments and cash	$2,837,081	$2,560,360	10.8%

Premiums and reinsurance balances receivable	174,628	160,369	8.9%
Ceded unearned premiums	113,488	93,656	21.2%
Reinsurance balances recoverable on unpaid losses	443,729	384,517	15.4%
Deferred policy acquisition costs	88,425	85,044	4.0%
Property and equipment	51,406	53,121	(3.2)%
Investment in unconsolidated investees	128,382	103,836	23.6%
Goodwill and intangibles	53,719	54,127	(0.8)%
Other assets	47,627	50,691	(6.0)%
Total assets	$3,938,485	$3,545,721	11.1%

Unpaid losses and settlement expenses	$1,750,049	$1,574,352	11.2%
Unearned premiums	586,386	540,213	8.5%
Reinsurance balances payable	42,265	25,691	64.5%
Funds held	81,747	83,358	(1.9)%
Income taxes - deferred	80,235	56,727	41.4%
Bonds payable, long-term debt	149,489	149,302	0.1%
Accrued expenses	75,925	66,626	14.0%
Other liabilities	36,411	54,064	(32.7)%
Total liabilities	$2,802,507	$2,550,333	9.9%
Shareholders' equity	1,135,978	995,388	14.1%
Total liabilities & shareholders' equity	$3,938,485	$3,545,721	11.1%

OTHER DATA:
Common shares outstanding (in 000's)	45,143	44,869

Book value per share	$25.16	$22.18	13.4%
Closing stock price per share	$104.15	$90.02	15.7%

Statutory surplus	$1,121,592	$1,029,671	8.9%

RLI CORP

2020 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended December 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2020

Gross premiums written	$196,118		$74,227		$30,239		$300,584
Net premiums written	146,623		54,718		28,506		229,847
Net premiums earned	147,884		48,605		28,312		224,801
Net loss & settlement expenses	72,107	48.8%	26,961	55.5%	3,997	14.1%	103,065	45.8%
Net operating expenses	53,753	36.3%	20,950	43.1%	19,990	70.6%	94,693	42.2%
Underwriting income (loss)(1)	$22,024	85.1%	$694	98.6%	$4,325	84.7%	$27,043	88.0%

2019

Gross premiums written	$179,542		$64,638		$29,650		$273,830
Net premiums written	141,963		47,956		27,945		217,864
Net premiums earned	142,791		43,828		29,007		215,626
Net loss & settlement expenses	82,994	58.1%	20,680	47.2%	2,536	8.7%	106,210	49.3%
Net operating expenses	53,848	37.7%	19,017	43.4%	20,079	69.3%	92,944	43.1%
Underwriting income (loss)(1)	$5,949	95.8%	$4,131	90.6%	$6,392	78.0%	$16,472	92.4%

Twelve Months Ended December 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2020

Gross premiums written	$749,409		$268,769		$118,254		$1,136,432
Net premiums written	583,244		196,603		112,241		892,088
Net premiums earned	569,521		183,720		112,506		865,747
Net loss & settlement expenses	322,099	56.6%	111,356	60.6%	9,429	8.4%	442,884	51.2%
Net operating expenses	202,995	35.6%	75,546	41.1%	74,725	66.4%	353,266	40.8%
Underwriting income (loss)(1)	$44,427	92.2%	$(3,182)	101.7%	$28,352	74.8%	$69,597	92.0%

2019

Gross premiums written	$704,192		$241,425		$119,385		$1,065,002
Net premiums written	564,979		181,974		113,384		860,337
Net premiums earned	558,458		164,022		116,631		839,111
Net loss & settlement expenses	330,156	59.1%	73,614	44.9%	9,646	8.3%	413,416	49.3%
Net operating expenses	207,701	37.2%	72,265	44.0%	78,161	67.0%	358,127	42.6%
Underwriting income (loss)(1)	$20,601	96.3%	$18,143	88.9%	$28,824	75.3%	$67,568	91.9%

(1)	See discussion above: Non-GAAP and Performance Measures.